UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2006

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On September 30, 2006, Patrick D. Moneymaker resigned from the Board of Directors of Kforce Inc. (the “Firm”). Mr. Moneymaker did not resign due to any disagreement with the Firm’s operations, policies or practices. On October 1, 2006, Mr. Moneymaker was appointed as Chief Executive Officer of Kforce Government Holdings Inc., a wholly-owned subsidiary of the Firm.

On October 2, 2006, Kforce issued a press release announcing, among other things, Mr. Moneymaker’s resignation as a director of the Firm and his election as Chief Executive Officer of Kforce Government Holdings Inc. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release of Kforce Inc., dated October 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

October 2, 2006	By:	/s/ Joseph J. Liberatore
Joseph J. Liberatore
Chief Financial Officer